UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 22, 2007
(Date of Earliest Event Reported)

SURGE GLOBAL ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24269	34-1454529
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12220 El Camino Real, Suite 410
San Diego, California, 92130
(Address of principal executive offices, zip code)
(858) 704-5010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On May 22, 2007, Surge Global Energy, Inc. (“Surge”) entered into an Agreement to Vote (the “Agreement”) with Signet Energy, Inc. (“Signet”), Andora Energy Corporation (“Andora”) and David Perez (“Perez”) in connection with the proposed business combination of Signet and Andora (the “Combination”). Perez is the Chairman of the Board of Directors of Surge, on the Board of Signet and a stockholder of Signet.

Pursuant to the Agreement, Surge and Perez made certain covenants, including (a) voting their respective shares of common stock of Signet (“Common Stock”) in favor of the Combination, (b) voting their respective shares of Common Stock against extraordinary corporate transactions other than the Combination, (c) not selling their respective shares of Common Stock, (d) not exercising any rights of dissent or appraisal with respect to the Combination, (e) notifying Signet upon any of their respective representations and warranties in the Agreement becoming untrue or incorrect, and (f) depositing their respective shares of Common Stock into escrow if required in connection with the Combination.

The covenants of Surge and Perez under the Agreement are subject to certain conditions, including the board of directors of Signet obtaining a written fairness opinion indicating the Combination is fair from a financial point of view of the shareholders of Signet and the Combination being effective as set forth in the Letter Agreement dated May 15, 2007 between Signet and Andora.

Signet is a former subsidiary of Surge. Surge formed Signet as a wholly owned Canadian subsidiary in February 2005 under the name Surge Global Energy (Canada) Ltd. On November 15, 2005, Surge Global Energy (Canada) Ltd. changed it’s name to Signet Energy, Inc. As a result of various financings and related transactions since 2005, Surge’s ownership interest in Signet has been reduced to less than 50% of Signet’s outstanding common stock. Based upon this reduction in ownership, Surge has determined that it no longer has the legal power to control the operating policies and procedures of Signet and deconsolidated Signet from its consolidated financial statements during the fiscal quarter ending September 30, 2006.

As of May 22, 2007, Surge owned 11,350,000 shares of Common Stock and Perez individually owned 850,000 shares of Common Stock. 6,300,000 of Surge shares are currently held in escrow pursuant to an agreement with Valiant Trust Company and Signet. Such shares will be held in escrow, subject to release for any claims which may arise in the future or until November 17, 2007. On November 17, 2007 any and all remaining escrowed shares will be released back to us.

The description of the Agreement herein is only a summary and is qualified in its entirety by the full text of such document, which is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1 Agreement to Vote dated May 22, 2007 between Surge Global Energy, Inc., Signet Energy, Inc., Andora Energy Corporation and David Perez.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation
Date: May 29, 2007	By: /s/ William Greene William Greene, Chief Financial Officer